UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 12, 2013

DARA BioSciences, Inc.
      (Exact name of registrant as specified in charter)

Delaware	0-19410	04-3216862
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification Number)

8601 Six Forks Road, Suite 160, Raleigh, North Carolina                27615
Address of principal executive offices)      (Zip Code)

Registrant’s telephone number, including area code:     919-872-5578

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 12, 2013, DARA BioSciences, Inc, (the “Company”) received a notification letter from the Listing Qualifications Department of The NASDAQ Stock Market (“NASDAQ”) indicating that the NASDAQ Listing Qualifications Staff has granted the company's request for an additional 180-day period in which to regain compliance with the minimum $1.00 bid price per share requirement.

The NASDAQ Listing Qualifications Staff's determination to grant the additional 180 day compliance period was based on the Company meeting the continued listing requirement for market value of publicly held shares and all other applicable requirements for initial listing on the NASDAQ Capital Market, with the exception of the bid price requirement, and the Company's written notice of its intention to cure the deficiency during the additional 180-day  compliance period by effecting a reverse stock split, if necessary.

Item 8.01.  Other Events.

On November 12, 2013, the Company issued a press release regarding the 180-day extension to regain compliance with NASDAQ’s minimum bid price requirement, as described under Item 3.01 above.  A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release of DARA BioSciences, Inc. dated November 12, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DARA BioSciences, Inc.

Dated: November 12, 2013	By:	/s/ David J. Drutz
Name: David J. Drutz
Title: Chief Executive Officer